CONSENT OF GRANT THORNTON LLP,
                       INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS






          We have issued our report dated July 7, 1995 accompanying the consolidated financial statements of LoneStar Hospitality Corporation and Subsidiary appearing in the annual report on Form 10-KSB for the year ended March 30, 1995, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.


          /s/ Grant Thornton LLP

          GRANT THORNTON LLP

          Dallas, Texas
          December 19, 1995
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